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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8, dated May 4, 2001, of our report dated March 2, 2001, of Primal Solutions, Inc., appearing in this Special Report filed on May 10, 2001 pursuant to section 15(d) of the Securities Act of 1934.


/s/ Deloitte & Touche LLP

May 10, 2001
Costa Mesa, California